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 [COVESTBANC LOGO]                         News
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                                           For Immediate Release

                                           Date:        May 14, 2003

                                           Contact:     Paul A. Larsen
                                                        Executive Vice President
                                                        Chief Financial Officer
                                                        Treasurer
                                                        (847) 294-6500




         COVEST BANCSHARES, INC. ANNOUNCES DEVELOPMENTS WITH RESPECT TO
                PROPOSED MERGER WITH MIDWEST BANC HOLDINGS, INC.



          Des Plaines, IL. May 14, 2003 - CoVest Bancshares, Inc. (Nasdaq/COVB) announced today that Midwest Banc Holdings, Inc. (Nasdaq/MBHI) has informed CoVest that Midwest does not anticipate receiving requisite regulatory approvals necessary to consummate the proposed merger of the two companies prior to June 30, 2003.

          On May 9, 2003, Midwest issued a press release announcing that the bank regulatory agencies have completed their onsite review in connection with the regulators' regularly scheduled examination of Midwest's banking subsidiaries. The press release indicates that, based upon preliminary discussions with the regulators, Midwest expects some form of informal or formal regulatory action will be taken. Midwest's press release also states that Midwest expects to receive the written examination report later in the second quarter.

          CoVest and Midwest are in negotiations to modify their definitive merger agreement to amend its terms and extend its expiration. These negotiations are ongoing, though there can be no assurance that the companies will reach agreement on any such modification.







This press release contains certain "Forward-Looking Statements," within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and should be reviewed in conjunction with the Company's Annual Report on Form 10-K and other publicly available information regarding the Company, copies of which are available from the Company upon request. Such publicly available information sets forth certain risks and uncertainties related to the Company's business which should be considered in evaluating "Forward-Looking Statements" and undue reliance should not be placed on such statements. The Company assumes no obligation to update publicly any of these statements in light of future events.


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       749 Lee Street, Des Plaines, IL 60016-6471 / Phone: (847) 294-6500
                             / Fax: (847) 824-4402